 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2024

GLOBAL SYSTEM DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40707	86-1458374
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

815 Walker Street, Suite 1155 Houston, Texas	77002
(Address of registrant’s principal executive office)	(Zip code)

(740) 229-0829

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	GSDWU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	GSD	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	GSDWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2024, Global System Dynamics, Inc., a Delaware corporation (the “Company”), received a decision from the Nasdaq Hearings Panel (the “Panel”) conditionally granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with minimum market value of listed securities of $35 million, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”), on or before April 1, 2024, and subject to fulfillment of certain other conditions, including the achievement of various interim milestones (the “Panel Decision”).

As previously disclosed in the Current Report on Form 8-K filed on April 13, 2023 by the Company, the Company received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company not being in compliance with the Market Value Standard for 30 consecutive business days, the Company was being provided an initial period of 180 calendar days, or until October 2, 2023 (the “Compliance Date”), to regain compliance with the Market Value Standard requirement. Further as previously disclosed in the Current Report on Form 8-K filed on October 10, 2023 by the Company, the Company did not regain compliance within the expiration of the 180-day extension that was previously granted by Nasdaq, and as a result, on October 4, 2023, the Company received notice from Nasdaq that the Company’s securities were subject to delisting from Nasdaq pending the Company’s opportunity to request a hearing before the Panel.

On November 17, 2023, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules and requested a hearing (the “Hearing Request”) before the Panel. A hearing before the Panel was conducted on December 7, 2023. The Panel Decision granted the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the Nasdaq Listing Rules on or before April 1, 2024, and particularly subject to the Company filing its response to the Securities and Exchange Commission (the “SEC”) comments received on its Form S-4, by or before January 19, 2024.

The Panel Decision indicates that the Company may request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel Decision, in which case a written request for review would need to be received within 15 days from the date of the Panel Decision. The Council may also on its own motion determine to review the Panel Decision.

The Panel Decision has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market The Company plans to file an amendment to its Form S-4 as soon as possible, followed on with completion of the other conditions as stated in the Panel Decision; however, no assurance can be given as to the definitive date on which such milestones will be achieved.

On January 3, 2024, the Company issued a press release regarding the Panel Decision. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 3, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2024	GLOBAL SYSTEM DYNAMICS, INC

	By:	/s/ Rick Iler
	Name:	Rick Iler
	Title:	Principal Executive Officer and Chief Financial Officer